UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 7, 2021

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporating or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

(212) 417-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Stock, par value $.01 per share	BPYU	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPYUP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2021, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at March 31, 2021 and December 31, 2020.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2021	December 31, 2020
	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$3,601,549	$3,620,513
Buildings and equipment	13,778,850	13,968,906
Less accumulated depreciation	(2,978,657)	(2,967,879)
Construction in progress	270,992	256,510
Net property and equipment	14,672,734	14,878,050
Investment in Unconsolidated Real Estate Affiliates	4,256,378	4,342,995
Net investment in real estate	18,929,112	19,221,045
Cash and cash equivalents	189,183	204,541
Accounts receivable, net	406,241	524,982
Notes receivable	38,244	45,553
Deferred expenses, net	156,751	158,633
Prepaid expenses and other assets	866,199	827,746
Deferred tax assets, net	652,053	655,060
Assets held for disposition	—	242,404
Total assets	$21,237,783	$21,879,964
Liabilities:
Mortgages, notes and loans payable	$16,049,687	$16,114,586
Investment in Unconsolidated Real Estate Affiliates	153,247	151,095
Accounts payable and accrued expenses	935,544	993,617
Dividend payable	68	903
Junior subordinated notes	206,200	206,200
Liabilities held for disposition	—	263,141
Total liabilities	17,344,746	17,729,542
Redeemable equity interests	823,477	839,143
Redeemable noncontrolling interests	60,453	60,826
Total redeemable interests	883,930	899,969
Equity:
Total stockholders' equity	1,629,366	1,843,286
Noncontrolling interests	1,379,741	1,407,167
Total equity	3,009,107	3,250,453
Total liabilities, redeemable interests and equity	$21,237,783	$21,879,964

The following is the Company’s income statement for the three months ended ended March 31, 2021 and March 31, 2020.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$326,923	$351,829
Management fees and other corporate revenues	31,501	35,338
Other	9,974	16,463
Total revenues	368,398	403,630
Operating Expenses:
Real estate taxes	51,093	47,807
Property maintenance costs	9,803	9,146
Marketing	808	764
Other property operating costs	48,877	49,821
Property management and other costs	49,283	60,975
General and administrative	5,237	4,890
Provision for note receivable loss	7,911	—
Provision for impairment	106,991	—
Depreciation and amortization	151,537	157,346
Total operating expenses	431,540	330,749
Interest and dividend income	1,374	3,096
Interest expense	(169,194)	(178,802)
Gain from changes in control of investment properties and other, net	1,824	—
Gain on extinguishment of debt	13,123	—
Loss before income taxes, equity in (loss) income of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	(216,015)	(102,825)
Provision for income taxes	(2,943)	(5,428)
Equity in loss of Unconsolidated Real Estate Affiliates	(34,453)	(4,843)
Unconsolidated Real Estate Affiliates - (loss) gain on investment, net	(2,140)	12,647
Net loss	(255,551)	(100,449)
Allocation to noncontrolling interests	26,430	18,622
Net loss attributable to Brookfield Property REIT Inc.	$(229,121)	$(81,827)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

May 7, 2021	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary